Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at EnerCom’s The Oil & Gas Conference™ VIII

ATLANTA, February 9, 2010 - RPC Incorporated (NYSE: RES) announced today that it will present at EnerCom’s The Oil & Gas Conference™ VIII in San Francisco, California on February 18, 2010 at 11:25 a.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results.  Management's remarks will be available in real time at http://www.investorcalendar.com/CEPage.asp?ID=155209 and will be archived on RPC’s investor website, http://www.rpc.net for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets.  RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. and / or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@rpc.net